Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Water Pik Technologies, Inc. Executive Deferred Compensation Plan of our report dated April 13, 1999, except for Note 12 as to which the date is August 6, 1999, relating to the combined financial statements which appear in the Registration Statements on Form 10, as amended (No. 001-15297), of Water Pik Technologies, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Woodland Hills, California
February 7, 2000